UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 791-7600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
On May 31, 2011, Sealed Air Corporation (“Sealed Air”), Solution Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Sealed Air, and Diversey Holdings, Inc. (“Diversey”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Diversey (the “Merger”), with Diversey continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Sealed Air.
Pursuant to the terms of the Merger Agreement, Sealed Air will acquire Diversey in a transaction valued at $4.3 billion. Diversey stockholders will receive an aggregate of approximately $2.1 billion in cash (subject to certain adjustments) and 31.7 million shares of Sealed Air common stock valued at $25.68 per share based on Sealed Air’s closing stock price on May 31, 2011 for a total equity consideration of $2.9 billion. Upon closing of the transaction, Diversey stockholders are expected to own approximately 15% of Sealed Air’s common stock.

The shares of Sealed Air common stock that certain Diversey stockholders will receive as a result of the Merger will be entitled to certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between Sealed Air and those Diversey stockholders named therein (the “Holders”). Sealed Air is required to file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the closing of the Merger to provide for the offer and resale of the shares of Sealed Air common stock received by Diversey stockholders and option holders in the Merger.
On May 31, 2011, certain Diversey stockholders executed a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger. No further approval of holders of Diversey’s common stock is necessary to approve the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger.
The completion of the Merger is subject to certain conditions, including, among others, (i) the absence of any law or order prohibiting the closing and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings, as amended, and the implementing regulation promulgated pursuant thereto and the laws or regulations of certain other foreign jurisdictions. Each of Sealed Air and Diversey has made customary representations and warranties in the Merger Agreement. Diversey has agreed to various covenants and agreements, including, among others things, (i) not to solicit alternate transactions and (ii) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period, and Sealed Air has also agreed to various covenants and agreements, including, among others things, to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period.
The Merger Agreement may be terminated by each of Sealed Air and Diversey under specified circumstances, including if the Merger is not consummated by December 31, 2011 (which date can be extended to March 31, 2012 in specified circumstances, including if regulatory approval has not been obtained). The Merger Agreement contains certain termination rights for both Sealed Air and Diversey, and further provides that, upon the termination of the Merger Agreement in the event that the financing for the transaction is not obtained, Sealed Air will be required to pay to Diversey a cash termination fee of $160 million.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Sealed Air and Merger Sub, on the one hand, and Diversey, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sealed Air’s public disclosures or public disclosures concerning Diversey.
Debt Financing Commitment
Sealed Air has committed financing in place to pay all or a portion of the cash consideration of the transaction and refinance substantially all existing indebtedness at Diversey.
Citigroup Global Markets Inc. and its affiliates (the “Lender”) have committed to provide a $750 million first-lien term loan A credit facility (the “Term Loan A Facility”), a $1,550 million first-lien term loan B credit facility (the “Term Loan B Facility”, together with the Term Loan A Facility, the “Term Facilities”), a $1,500 million senior unsecured bridge facility (the “Bridge Facility”) and a $700 million first-lien revolving credit facility (the “Revolving Facility”, together with the Term Facilities, the “Senior Secured Facilities”), on the terms and subject to the conditions set forth in a debt commitment letter dated May 31, 2011 (the “Debt Commitment Letter”). The proceeds of the Term Facilities and the Bridge Facility may be used on the closing date of the Merger to pay a portion of the aggregate cash consideration, refinance certain indebtedness and to pay related fees and expenses. The proceeds under the Revolving Facility are expected to be used to finance working capital needs, general corporate purposes and, if necessary, fees and expenses associated with the Merger and original issue discount, if any. The Term Loan A Facility will mature five years after completion of the Merger. The Term Loan B Facility will mature seven years after completion of the Merger. The Bridge Facility will mature one year after completion of the Merger; however, subject to certain conditions, Sealed Air may elect to extend the maturity date of the Bridge Facility to the eighth anniversary of the closing of the Merger. The Revolving Facility will mature five years after completion of the Merger. The obligations under the Senior Secured Facilities and the Bridge Facility will be guaranteed (subject to certain exceptions) by all subsidiaries of Sealed Air and the Senior Secured Facilities will be secured (subject to permitted liens and other agreed upon exceptions) on a first priority basis by a security interest in substantially all assets of Sealed Air and each guarantor. The obligation of the Lender to provide debt financing under the Debt Commitment Letter is subject to customary closing conditions for transactions of this type. The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement, which is discussed above. The Lender has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Debt Commitment Letter is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
As described above, pursuant to the Merger Agreement, Sealed Air common stock will be issued to certain stockholders of Diversey. The issuance of Sealed Air common stock to be issued in the Merger is expected to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D thereunder (or another applicable exemption from registration thereunder) as a transaction by an issuer not involving a public offering.
Item 1.01 of this Form 8-K contains a more detailed description of the Merger Agreement, and is incorporated into this Item 3.02 by reference.
Additional Information
This communication is being made in respect of the proposed Merger involving Sealed Air and Diversey. The common stock of Sealed Air to be issued pursuant to the Merger will be issued in a private placement exempt from the registration requirements of the Securities Act. Pursuant to the Merger Agreement, Sealed Air has agreed to file a resale registration statement which is required to be effective at the closing of the Merger.
Forward-Looking Statements
This Current Report on Form 8-K and the information filed herewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “will” and similar expressions. These statements include comments as to Sealed Air’s beliefs and expectations as to future events and trends affecting Sealed Air’s business or the successful outcome of the business combination. Examples of such forward-looking statements may include, but are not limited to, statements about the benefits of the business combination transaction between Diversey and Sealed Air, potential synergies and cost savings, the potential accretion of the transaction to Sealed Air’s earnings and free cash flow, future financial and operating results, the expected timing of the completion of the transaction and Sealed Air’s plans, objectives, expectations and intentions with respect to future operations, products and services. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general business and economic conditions; the competitive environment; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; the businesses of Sealed Air and Diversey may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and adverse effects of the merger on employee retention and on Sealed Air’s and Diversey’s business relationships with third parties, including key customers and distributors. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking

Statements,” which appear in Sealed Air’s most recent Annual Report on Form 10-K, as filed with the SEC, as may be updated by Sealed Air’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. While Sealed Air may elect to update forward-looking statements at some point in the future, Sealed Air specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of May 31, 2011, by and among Sealed Air Corporation, Solution Acquisition Corp. and Diversey Holdings, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Commitment Letter, dated as of May 31, 2011, by and among Sealed Air Corporation and Citigroup Global Markets Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION
Date: June 2, 2011	By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 31, 2011, by and among Sealed Air Corporation, Solution Acquisition Corp. and Diversey Holdings, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Commitment Letter, dated as of May 31, 2011, by and among Sealed Air Corporation and Citigroup Global Markets Inc.